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Beadle, McBride, Evans & Reeves, LLP                     Las Vegas, NV 89119
accountants and consultants				 Tel: (702) 597-0010
							 Fax: (702) 597-2767








          INDEPENDENT AUDITORS' CONSENT


          We consent to the use of The Ultimate Poker League, Inc. on Form 14-C of our Auditors' Report, dated October 12, 2005, on the balance sheet of The Ultimate Poker League, Inc. as of September 30, 2005 and the related statement of income and accumulated deficit from August 23, 2005 to September 30, 2005, changes in stockholders' equity, and cash flows for the period ended September 30, 2005.



	  /s/ Beadle, McBride, Evans & Reeves, LLP
	  ----------------------------------------
              Beadle, McBride, Evans & Reeves, LLP

          December 28, 2005
          Las Vegas, Nevada